                                                                    EXHIBIT 10.8

                      LICENSE AND PRIVATE LABEL AGREEMENT


          This LICENSE AND PRIVATE LABEL AGREEMENT (the "Agreement") is effective as of March 1, 1996, by and between PERSONNEL DATA SYSTEMS, INC., a Pennsylvania corporation having its principal office at 670 Centry Parkway, Blue Bell, Pennsylvania 19422-2320 ("PDS") and SQL FINANCIALS INTERNATIONAL, INC., a Delaware corporation having its principal office at Two Ravinia Drive, Suite 1000, Atlanta, Georgia 30346 ("SFI").

                                   ARTICLE I
                                  BACKGROUND

          WHEREAS, PDS is the owner of a computer software program and system sometimes referred to as The Human Resource Manager program, as more particularly described in Exhibit "A" attached hereto (the "Software"); and
                          ----------

          WHEREAS, SFI desires to purchase a paid-up and perpetual license to the Software pursuant to the terms and conditions of this Agreement and to label the Software as a product of SFI, in accordance with the provisions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE II
                                  DEFINITIONS

          As used in this Agreement, the following terms shall have the following respective meanings:

          1. "Affiliates" of a party to this Agreement shall mean any subsidiary of a party or any person or entity that owns or controls ten percent (10%) or more of the voting securities of a party to this Agreement.

          2. "Confidential Information" shall mean the Software, the Related Material, the terms of this Agreement and any other information of a party which is designated proprietary or confidential, including, but not limited to, information regarding the disclosing parties' customers, prospects, unannounced products or prices and financial information.

          3. "Customer of PDS" shall mean any person or entity who now licenses or uses or previously licensed or used PDS' services, systems, or software, including any Affiliates of such person or entity; or any person or entity who becomes a user of PDS services, systems, or software during the Term of this Agreement, or any person or entity who becomes a licensee of the Software through the sole efforts of PDS in selling or marketing its services, systems, software, or the Software and Related Materials.

          4. "Customer of SFI" shall mean any person or entity who now licenses or uses or previously licensed or used SFI's services, systems or software, including any Affiliates of such person or entity; or any person or entity who becomes a user or purchaser of SFI's services, systems, software during the Term of this Agreement, or any person or entity who becomes a licensee of the Software through the efforts of SFI pursuant to this Agreement.

          5. "Private Label" shall mean the labeling of the Software and Related Materials by SFI under SFI's name or logo pursuant to this Agreement and in accordance with SFI's marketing plan and the marketing of its financial software products.

          6.   "Proprietary Rights" shall mean

               (a) All rights, title and interests in all Letters Patent and applications for Letters Patent, including any reissue, division, continuation or continuation-in-part applications throughout the world now or hereafter filed during the Term of the Agreement and corresponding or based upon the Software and Related Material;

               (b) All right, title and interest in all know-how, show-how and other trade secret rights arising under the common law, state law, federal law and laws of foreign countries and related to proprietary, confidential information or trade secret either embodied in the Software including any whole or partial copies, versions or derivations thereof occurring in any form, or relating to the Software, or any improvements, enhancements and modifications thereto;

               (c) All right, title and interest in all copyright rights, author's rights and all other literary property rights, to the Software including all copies, versions, derivations, modifications, enhancements and improvements thereto in any form made by PDS;

               (d) All right, title and interest in all trademark, tradename and/or service mark rights under the common law, state law, federal law and laws of foreign countries relating to the Software; and

               (e) All right, title and interest in any and all inventions embodied in the Software including all modifications, enhancements and improvements thereto made by PDS whether or not patentable including the "look and feel," the display screen designs, menus, report formats, information flow, presentation techniques, processing methods, input/output file structure, database diagram, database design/architecture, navigation techniques and data access methods.

          7. "Related Materials or Related Material" shall mean information in written or documentary form, human readable form or machine readable form in any media, used or useful or in relating to the design, use, operation, testing, debugging, support, maintenance or marketing of the Software, including, but not limited to, system manuals, program manuals, test and diagnostic information, support and maintenance information, training information, program listings, flow charts, application manuals, user manuals and operating procedures.

          8. "Software" shall mean The Human Resource Manager software of PDS, as more particularly described in Exhibit "A," attached hereto including, but
                                  ----------
not limited to source code and object code on magnetic media and in human readable form with interpretive comments, and all improvements, upgrades, corrections, modifications, alternations, revisions, updates, extensions and/or enhancements made to the Software by PDS during the Term of this Agreement. Software shall not mean any improvements, modifications, alterations or enhancements made to the Software by SFI during the Term of this Agreement.

          9. "Software Specifications" shall mean the technical specifications for the design, performance, operating, test, support and maintenance of the Software, and all other documentation relating to such technical specifications, as more particularly described in Exhibit "B" attached hereto.
                                  ----------

          10. "Term" shall mean the term of this Agreement commencing on the effective date of this Agreement, and continuing until SFI has paid the Purchase Price in full, unless sooner terminated pursuant to paragraph 4 of Article IV or paragraphs 2 and 3 of Article XII herein.


                                  ARTICLE III
                               TERMS OF PURCHASE

          1. Subject to the terms and conditions of this Agreement and in reliance upon the warranties and indemnities of PDS contained herein, SFI agrees to purchase and PDS agrees to sell to SFI a perpetual and paid-up license of the Software and the Related materials. SFI and its Affiliates shall have the right to use the Software internally as well as to license the Software to others.
Any modifications, enhancements and/or improvements to the Software made by SFI shall be the sole property of SFI and PDS shall have no right, title or interest in or to such improvements, enhancements and/or modifications made by SFI.

          2. All of the Software licensed by SFI to Customers of SFI shall be subject to the pricing, terms and conditions of SFI's standard Software License Agreement as may be modified from time to time, a copy of which is attached hereto as Exhibit "C."
          ----------

                                  ARTICLE IV
                                PURCHASE PRICE

          1. SFI shall pay an aggregate purchase price of $2.0 million for the Software and Related Materials (the "Purchase Price"). The Purchase Price shall be paid to PDS as follows:

               (a) $100,000 upon execution of this Agreement;

               (b) Twenty-five percent (25%) of the license fees for the first five (5) Customers of SFI; and

               (c) Fifty percent (50%) of the license fees for the 6th and all additional Customers of SFI until the Purchase Price has been paid in full. Beginning with the 6th Customer of SFI, the minimum amount to be remitted by SFI will be $25,000 per customer.

SFI shall remit such license fees to PDS in accordance with paragraph 3 of this Article. For purposes of this Agreement and this paragraph, license fees shall mean the fees for the use of the Software and shall not include implementation and/or support fees.

          2. SFI shall offer support services to its Customers for support of the Software and Related Materials and shall charge its Customers for such
services based on rates determined solely by SFI.    PDS shall have no right to
royalties or other fees for charges to Customers of SFI for implementation services or for support services of any type or for the licensing of financial software.

          3. Payments for the Purchase Price of the Software based on license fees generated shall be due and payable to PDS twenty-five (25) calendar days after the calendar month in which SFI receives the payment for the license fee from the licensee of the Software from SFI.

          4. At any time during the term of this Agreement, SFI shall have the right to prepay the Purchase Price less all prior payments then made toward the Purchase Price and, upon such payment, all obligations of SFI under this Agreement shall terminate and SFI shall have no further obligation to remit payments to PDS in connection with sales of the Software.

          5. PDS hereby grants SFI the option to extend the Purchase Price payment due date from December 31, 1997 to December 31, 1998, provided that in the event SFI exercises this option the Purchase Price shall be increased by $1.0 million to $3.0 million.

                                   ARTICLE V
                            REPORTING REQUIREMENTS

          1. SFI shall keep true and accurate records relating to the Software licensed to Customers of SFI under this Agreement. Such reports to PDS shall be made quarterly within twenty-five (25) days following the end of the quarter. This report shall contain only summary information sufficient to permit verification of the payments of the Purchase Price due hereunder. SFI may eliminate or redact customer names or other information or details from such reports that would identify any Customer of SFI. During the term of this Agreement SFI shall permit PDS's independent auditor at PDS's sole expense, to examine during SFI's regular business hours such reports and any other documentation of SFI pertinent to this Agreement upon request, but not more frequently than once in any calendar year.

          2. In the event that the PDS independent auditor determines that the actual amount due to PDS is greater than the amount paid to PDS, PDS shall notify SFI of this discrepancy and SFI shall have thirty (30) days to correct such discrepancy or respond in writing to the discrepancy. If a discrepancy is agreed to by PDS and SFI and if such discrepancy exceeds twenty percent (20%) of the amount reported by SFI to PDS, then SFI shall pay the cost and expense of said independent auditor in performing the audit, not to exceed $2,500.00 per audit. Representatives of the independent auditors of PDS shall protect the confidentiality of SFI's Confidential Information and abide by SFI's reasonable security regulations while on SFI's premises.


                                  ARTICLE VI
                      CUSTOMER NON-SOLICITATION COVENANT

          During the Term of this Agreement, each of the parties hereto covenant and promise that it will not directly or indirectly solicit any Customer of the other party for the sale to such Customer of Software (except as contemplated in paragraph 1 of Article VIII) or any other product competitive with any one or more products of the other party hereto.


                                  ARTICLE VII
                         CONFIDENTIALITY REQUIREMENTS

          1. Each party shall hold the Confidential Information in strict confidence and will not make any disclosures (including methods or concepts utilized in the Confidential Information) without the prior express written consent of the other party, except to employees (for purposes relating solely to the receiving party's internal business and data processing needs) who have agreed in writing to maintain the confidentiality of all Confidential Information in a manner consistent with this Agreement.

          2. Confidential Information shall not include, and this Article VII shall not apply to information disclosed by one party to the other which:

               (a) was in one party's possession or was known prior to its receipt from the other except for data, computer programs and/or documentation relating to the Software which was furnished to SFI by PDS for the purposes of developing demonstrating and/or explaining the Software to SFI.

               (b) is developed by one party independent of the other Confidential Information received hereunder;

               (c) is or becomes public knowledge without the fault of the other party;

               (d) is received by one party after notification to the other that such party will not accept any further information in confidence; or

               (e) is disclosed by either party under obligation created by court or government action, provided that the receiving party first gives the disclosing party the opportunity to object and/or attempt to limit such disclosure.

          3. Each party shall return or destroy all copies of the other's Confidential Information at any time upon request and in any case within thirty
(30) calendar days.

          4. Neither party shall use the other party's name or refer to the other in any marketing literature without the prior written approval of the other except as provided below.

          5. PDS hereby grants SFI permission to publish, distribute and use all or any portion of the Software and Related Material, including documentation, technical, promotional and advertising material related to the Software and Related Material. PDS hereby grants SFI permission to use the name "Personnel Data Systems, Inc." as a source referenced in advertising and promotional activities relating to the Software.


                                  ARTICLE VII
                                   MARKETING

          1. PDS and SFI shall use their reasonable efforts to market the Software. SFI acknowledges that PDS may market and sell the Software, provided that PDS does not market or sell the Software to any Customer of SFI. PDS shall make available to SFI customer references that PDS may receive from time to time.

          2. PDS shall provide to SFI either (i) 100 hours of marketing and sales training and assistance or an employee of PDS dedicated to SFI for one month for marketing and sales training and assistance at SFI's offices in Atlanta, Georgia. Such training and assistance shall involve assisting in software presentations, responding to proposals and demonstrating product capabilities. SFI shall reimburse PDS for all of its reasonable out-of-pocket expenses incurred by PDS in connection with its training and assistance to SFI pursuant to this paragraph provided that SFI receives receipts or other evidence of the amount and nature of such expenses.

                                  ARTICLE IX
                     SUPPORT AND INSTALLATION OF SOFTWARE

          1. PDS agrees that during the term of this Agreement, PDS shall at PDS' sole expense, support and maintain the Software in conformance with the Software Specifications.

          2. Should PDS become aware of any errors or be notified by SFI of any errors in the Software and Related Material, PDS shall promptly take appropriate measures to correct such errors and provide such corrections to SFI no later than twenty (20) calendar days after notice from SFI of such errors. Such support assistance shall include but not be limited to those services performed by PDS to ensure the proper operation and function of Software through replacement, updates, revisions and new releases of the Software and Related Material, and through consultation, as may be required.

          3. During the Term of this Agreement, PDS shall provide to SFI at PDS's sole expense 240 hours of training for support and installation of the Software and shall maintain, at its sole expense, telephone support for the Software.

          4. During the Term of this Agreement, PDS shall provide at least 100 hours of development support to SFI, at Atlanta, SFI's Georgia, offices. Such development support shall be for the purposes of training SFI with regard to the Software design and allowing SFI to integrate and enhance the Software. SFI shall reimburse PDS for all of its reasonable out-of-pocket expenses incurred by PDS in connection with its development support to SFI pursuant to this paragraph provided that SFI receives receipts or other evidence of the amount and nature of such expenses.

          5. During the Term of this Agreement, PDS shall, at its sole expense, provide such other training to enable SFI to otherwise exercise its rights under this Agreement. Such training shall be during normal business hours and shall commence within thirty (30) calendar days of receipt of a written request from SFI.

          6. During the Term of this Agreement, PDS shall provide all documentation to SFI regarding the Software and Related Material and all upgrades with regard to the Software and Related Material.

                                   ARTICLE X
                                   WARRANTY

          1. PDS warrants that PDS has good and marketable title to the Software, and to all Proprietary Rights and licenses with respect thereto granted to SFI pursuant to the terms of this Agreement. PDS warrants that it has the right to license the Software to SFI and that each production version of the Software licensed to SFI, as updated from time to time, will operate in conformity with the Software Specifications and will equal or exceed the performance levels set forth in the Software Specifications.

          2. PDS further warrants that the Software and Related Material do not infringe any patent, copyright, trade secret, trademark or other legal or equitable rights of any third party.

          3. PDS further warrants that the Software and Related Material are substantially free from defects in workmanship, and are as described in the Software Specifications.


                                  ARTICLE XI
                         PROPRIETARY RIGHTS INDEMNITY

          1. PDS shall take all steps necessary to protect its Proprietary Rights in the Software and Related Material including the placement of a proper statutory copyright or trade secret notice as applicable on all copies of the Software and Related Material. PDS agrees to provide written notification to SFI of the copyright and/or trade secret notice to be used by SFI on any copies of the Software and Related Material.

          2. PDS shall defend or settle, at its own expense, any claim, cause of action or proceeding brought against SFI, its Affiliates or Customers which is based in whole or in part on a claim that the Software or Related Material infringes any patent, copyright or trade secret. PDS shall indemnify and hold harmless SFI, its Affiliates, Customers, officers, directors and employees from any and all liability, loss, costs, damages or expenses (including court costs, disbursements, reasonable attorney's fees and expert witness fees) arising out of or in connection with any claim by any person or entity that the Software or the Related Material infringes any patent, copyright or trade secret (the "Claim"). SFI shall provide PDS with reasonable cooperation and all information relating to such claim or cause of action in SFI's possession.

          3. SFI shall give PDS notice of any such Claim promptly after SFI receives notice thereof (and in no event more than thirty (30) days after receiving such notice), and PDS will undertake the defense thereof by representatives of their own choosing; provided, however, that the failure to give such notice shall not affect the liability of PDS unless and only to the extent such failure prejudices the ability of PDS to defend against or mitigate damages arising out of such claim. All reasonable costs and expenses of such defense, and any settlement or compromise resulting from the defense of any Claim shall be paid by PDS. In the event that PDS, within a reasonable time after receipt of notice of any such Claim, but in no event more than thirty (30) days after receipt of such notice, fails to defend, SFI will (without further notice to PDS) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of PDS.

          4. If a claim is made that the Software or the Related Material infringes any patent, copyright or trade secret or if PDS or SFI believes that a likelihood of such claim exists, PDS shall at the option of SFI procure for SFI the right to continue using and selling the Software or the Related Material, modify the Software or the Related Material to make it non-infringing, but still meet the specifications therefor, or replace the Software or the Related Material with non-infringing Software or Related Material of similar capability. If none of the foregoing alternatives is reasonably available to PDS, PDS shall refund to SFI any purchase price paid by SFI.

          5. SFI agrees to indemnify and hold harmless PDS from any and all liability, loss, costs, damages or expenses (including court costs, disbursements, reasonable attorney's fees and expert witness fees) arising from any cause of action by any person claiming that any modifications or enhancements to the Software made by SFI infringes any patent, copyright or trade secret (the "Modification Claim").

          6. PDS shall give SFI notice of any such Modification Claim promptly after PDS receives notice thereof (and in no event more than thirty (30) days after receiving such notice), and SFI will undertake the defense thereof by representatives of their own choosing; provided, however, that the failure to give such notice shall not affect the liability of SFI unless and only to the extent such failure prejudices the ability of SFI to defend against or mitigate damages arising out of such Modification Claim. All reasonable costs and expenses of such defense, and any settlement or compromise resulting from the defense of any Modification Claim shall be paid by SFI. In the event that SFI, within a reasonable time after receipt of notice of any such Modification Claim, but in no event more than thirty (30) days after receipt of such notice, fails to defend, PDS will (without further notice to SFI) have the right to undertake the defense, compromise or settlement of such Modification Claim on behalf of and for the account and risk of SFI.


                                  ARTICLE XII
                       TERM AND TERMINATION OF AGREEMENT

          1. This Agreement shall become effective on the effective date of this Agreement and all obligations of SFI hereunder including any payments required hereby, shall terminate upon SFI's payment in full of the Purchase Price, whether by prepayment or otherwise. The license and other rights granted to SFI shall survive any such termination hereof.

          2. If either party hereto shall fail to perform or observe any of the material terms and conditions to be performed or observed under this Agreement, the other party may give written notice to the defaulting party specifying the respects in which the defaulting party has so failed to perform or observe the terms and conditions of this Agreement, and in the event that any default so indicated shall not be remedied by the defaulting party within sixty (60) calendar days after such notice, the party not in default may within thirty (30) calendar days thereafter, terminate this Agreement by giving written notice to the defaulting party of such termination.

          3. Notwithstanding anything contained herein to the contrary, if either party hereto shall merge with or if all or substantially all of the assets or a majority of the equity interests of such party is acquired by another entity, the other party to this Agreement may, in its sole and absolute discretion, terminate this Agreement upon thirty (30) days notice to the other party. If such party does not terminate this Agreement, this Agreement shall then be binding upon and shall inure to the benefit of the person or entity with which PDS or SFI may be sold, merged or consolidated. Notwithstanding the foregoing, the parties agree that the provisions of this paragraph do not apply to an initial public offering or private placement of the stock of any party to this Agreement.

                                  ARTICLE XII
                             EFFECT OF TERMINATION

          1. Upon termination of this Agreement before the end of the Term or before SFI pays the entire Purchase Price of the Software as provided in Article III, SFI shall cease marketing and selling licenses of the Software. All licenses of the Software made prior to the termination of this Agreement shall continue in effect until the termination or expiration of the license agreement under which the Software was licensed to a Customer of SFI. SFI may continue using one copy of the most recent release of the Software then in SFI's possession solely for the purpose of continuing customer service for licenses sold by SFI to its Customers.

          2. Should this Agreement expire or be terminated for any reason, neither party will be liable to the other because of such expiration or termination for compensation, reimbursement or damages on account of the loss of prospective profits, anticipated sales, goodwill or on account of expenditures, investments, leases or commitments in connection with the business of PDS or SFI, or for any other reason whatsoever flowing from such termination or expiration. However, expiration or termination of this Agreement shall not release SFI from its liability to pay PDS any portion of the Purchase Price accruing from license sales prior to such termination and shall not limit either party from pursuing any other remedies available to it.


                                  ARTICLE XIV
                       RELATIONSHIP BETWEEN THE PARTIES

          SFI shall in all matters relating to this Agreement act as an independent contractor. Nothing in this Agreement shall be deemed to constitute SFI as a partner, joint venturer, franchisee, agent or employee of PDS. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, or to represent the other party.

                                  ARTICLE XV
                                    NOTICES

          Any and all written notices, communications and deliveries between PDS and SFI with reference to this Agreement shall be sufficiently made on the date of mailing if sent by first class registered or certified mail, telecopy, or overnight courier to the respective address, subject to change upon written notice, of the other party as follows:

          In the case of SFI:
                                    Mr. Steve Jeffery
                                    SQL Financials International, Inc.
                                    Two Ravinia Drive, Suite 1000
                                    Atlanta, Georgia 30346
          In the case of PDS:
                                    Mr. Steve Brody, President
                                    Personnel Data Systems
                                    670 Centry Parkway
                                    Blue Bell, Pennsylvania 19422-2320


                                  ARTICLE XVI
                                 GOVERNING LAW

          The laws of the State of Georgia shall govern with respect to the construction and enforcement of this Agreement.


                                 ARTICLE XVII
                            SURVIVAL OF PROVISIONS

          The term of any rights and licenses granted by SFI pursuant to Article III hereunder shall be for the full term of such rights and licenses and shall survive any termination of this Agreement. In addition, the rights and obligations of the parties under Articles VI, VII, X, XI and XIII shall survive the expiration or termination of this Agreement.


                                 ARTICLE XVIII
                              EFFECT OF HEADINGS

          The Article headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of the Article, or affect this Agreement.

                                  ARTICLE XIX
                                  INTEGRATION

          This Agreement and the attached Addendum sets forth the entire Agreement and understanding of the parties relating to the subject matter contained herein, and supersedes and merges all prior discussions and agreements between them, relating to the subject matter contained herein or any other products of SFI or PDS. Neither party shall be bound by any definition, condition, warranty or representation other than as expressly set forth in this Agreement or the Addendum, or as subsequently set forth in writing signed by the party to be bound thereby.


                                   ARTICLE XX
                                  COUNTERPARTS

          This Agreement may be executed in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.


          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first above written.


                                    PERSONNEL DATA SYSTEMS, INC.



                                    By:          /s/
                                       -----------------------------------------
                                    Name:_______________________________________
                                    Title:______________________________________



                                    SQL FINANCIALS INTERNATIONAL, INC.



                                    By:           /s/
                                       -----------------------------------------
                                    Name:_______________________________________
                                    Title:______________________________________

                                  ADDENDUM TO
                      LICENSE AND PRIVATE LABEL AGREEMENT


          This Addendum to License and Private Label Agreement (the "Addendum") is made effective as of March 1, 1996, by and between PERSONNEL DATA SYSTEMS, INC., a Pennsylvania corporation having its principal office at 670 Centry Parkway, Blue Bell, Pennsylvania 19422-2320 ("PDS") and SQL FINANCIALS INTERNATIONAL, INC., a Delaware corporation having its principal office at Two Ravinia Drive, Suite 1000, Atlanta, Georgia 30346 ("SFI").

          NOW, THEREFORE, in consideration of the execution of the License and Private Label Agreement (the "Agreement") and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

XXI   SFI shall have the option to terminate this Agreement on or before March
1, 1997 if SFI shall have paid $500,000 of the Purchase Price to PDS. In the event that $500,000 shall have been paid to PDS from SFI and SFI exercises its option to terminate this Agreement on March 1, 1997, all rights, duties and obligations of the parties hereto shall cease and shall be of no force or effect. In the event that SFI does not exercise its option to terminate the Agreement pursuant to this paragraph, SFI shall not be required to make any minimum payment or other payment to PDS except as otherwise specifically provided in this Agreement.

XXII This Addendum shall be in addition to the other provisions of the Agreement.

XXIII This Addendum may be executed in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same Addendum.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Addendum effective as of the date first above written.

                                    PERSONNEL DATA SYSTEMS, INC.



                                    By:            /s/
                                       -----------------------------------------
                                    Name:_______________________________________
                                    Title:______________________________________


                                    SQL FINANCIALS INTERNATIONAL, INC.



                                    By:            /s/
                                       -----------------------------------------
                                    Name:_______________________________________
                                    Title:______________________________________